Exhibit 24.0

                             FORM F-X
                 APPOINTMENT OF AGENT FOR SERVICE OF
                     PROCESS AND UNDERTAKING


I.   Form F-X shall be filed with the Commission:

     A. by any issuer registering securities on Form F-8, F-9, F-10 or F-80 under the Securities Act of 1933;

     B. by any issuer registering securities on Form 40-F under the Securities Exchange Act of 1934 (the "Exchange Act");

     C. by any issuer filing a periodic report on Form 40-F, if it has not previously filed a Form F-X in connection with the class of securities in relation to which the obligation to file a report on Form 40-F arises;

     D. by any issuer or other non-U.S. person filing tender offer documents on Schedule 13E-4F, 14D-1F or 14D-9F;

     E. by any non-U.S. person acting as trustee with respect to securities registered on Form F-7, F-8, F-9, F-10, F-80 or SB-2; and

     F. by a Canadian issuer qualifying an offering statement pursuant to the provisions of Regulation A, or registering securities on Form SB-2.

A Form F-X filed in connection with any other Commission form should not be bound together with, or be included only as an exhibit to, such other form.

II. Six copies of the Form F-X, one of which must be manually signed, shall be filed with the Commission at its principal office.

     A.   Name of issuer or person filing ("Filer"): Golden Queen Mining
Co. Ltd.

     B.   This is [check one]

          [X] an original filing for the Filer
          [ ] an amended filing for the Filer

     C. Identify the filing in conjunction with which this Form is being filed:

          Name of registrant:  Golden Queen Mining Co. Ltd.
          Form type:  Form 10-SB
          File number (if known):  Not presently known
          Filed by: Randall & Danskin, P.S., counsel to the registrant Date filed (if filed concurrently, so indicate): Filed concurrently herewith.

     D. The Filer is incorporated or organized under the laws of the Province of British Columbia, Canada, and has its principal place of business at Green Flag Building, Suite 211-A, 104 South Freya, Spokane, Washington 99202. The telephone number of the Filer at such address is
(509) 535-4022.

     E. The Filer designates and appoints Bernard F. Goodson ("Agent"), located at Green Flag Building, Suite 211-A, 104 South Freya, Spokane, Washington 99202 (telephone: (509) 535-4022) as the agent of the Filer upon whom may be served any process, pleadings, subpoenas, or other papers in

          1. any investigation or administrative proceeding conducted by the Commission; and

          2. any civil suit or action brought against the Filer or to which the Filer has been joined as defendant or respondent, in any appropriate court in any place subject to the jurisdiction of any state or of the United States, or of any of its territories or possession, or of the District of Columbia, where the investigation, proceeding or cause of action arises out of, relates to or concerns (a) any offering made or purported to be made in connection with the securities registered or qualified by the Filer on Form 10-SB on October __, 1996, or any purchases or sales of any security in connection therewith; (b) the securities in relation to which the obligation to file an annual report on Form 40-F arises, or any purchases or sales of such securities; (c) any tender offer for the securities of a Canadian issuer with respect to which filings are made by the Filer with the Commission on Schedule 13D-4F, 14D-1F or 14D-9F; or (d) the securities in relation to which the Filer acts as trustee pursuant to an exemption under Rule 10a-5 under the Trust Indenture Act of 1939. The Filer stipulates and agrees that any such civil suit or action or administrative proceeding may be commenced by the service of process upon, and that service of an administrative proceeding may be commenced by the service of process upon, and that service of an administrative subpoena shall be effected by service upon such agent for service of process, and that service as aforesaid shall be taken and held in all courts and administrative tribunals to be valid and binding as if personal service thereof had been made. (Amended in Release N. 33-6949 [paragraph 72,439], effective August 13, 1992, 57 F.R. 36442.)

     F.   Each person filing this Form in connection with:

          1. the use of Form F-9, F-10, 40-F, or SB-2 or Schedule 13K-4F, 14D-1F or 14D-9F stipulates and agrees to appoint a successor agent for service of process and file an amended Form F-X if the Filer discharges the Agent or the Agent is unwilling or unable to accept service on behalf of the Filer at any time under six years have elapsed from the date the issuer of the securities to which such Forms and Schedules relate has ceased reporting under the Exchange Act;

          2. the use of Form F-8 or Form F-80 stipulates and agrees to appoint a successor agent for service of process and file an amended Form F-X if the Filer discharges the Agent or the Agent is unwilling or unable to accept service on behalf of the Filer at any time until six years have elapsed following the effective date of the latest amendment to such Form F-8 or Form F-80;

          3. its status as trustee with respect to securities registered on Form F-7, F-8, F-9, F-10, F-80 or SB-2 stipulates and agrees to appoint a successor agent for service of process and file an amended Form F-X if the Filer discharges the Agent or the Agent is unwilling or unable to accept service on behalf of the Filer at any time during which any of the securities subject to the indenture remain outstanding; and

          4. the use of Form 1-A or other Commission form for an offering pursuant to Regulation A stipulates and agrees to appoint a successor agent for service of process and file an amended Form F-X if the Filer discharges the Agent or the Agent is unwilling or unable to accept service on behalf of the Filer at any time until six years have elapsed from the date of the last sale of securities in reliance upon the Regulation A exemption.

Each Filer further undertakes to advise the Commission promptly of any change to the Agent's name and address during the applicable period by amendment of this Form, referencing the file number of the relevant form in conjunction with which the amendment is being filed. (Amended in Release No. 33-6949 [paragraph 72,439], effective August 13, 1992, 57 F.R. 36442.)

     G. Each person filing this Form, other than a trustee filing in accordance with General Instruction I.E of this Form, undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly when requested to do so by the Commission staff, information relating to: the Forms, Schedules and offering statements described in General Instructions I.A, I.B, I.C., I.D and I.F. of this Form, as applicable; the securities to which such Forms, Schedules and offering statements relate; and the transactions in such securities. (Added in Release No. 33-6949 [paragraph 72,439], effective August 13, 1992, 57 F.R. 36442.)

     The Filer certifies that it has duly caused this power of attorney, consent, stipulation and agreement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spokane, Washington this 31 day of October, 1996.

                              FILER:

                              GOLDEN QUEEN MINING CO. LTD.


                              By:   /s/ Bernard F. Goodson
                                   --------------------------------------
                                   its Vice President of
                                     Administration and Controller